Exhibit 99.1

Avalara Acquires CrowdReason to Help Businesses Manage Property Tax Compliance

SEATTLE, WA — October 18, 2021 — Avalara (NYSE: AVLR), a leading provider of tax compliance automation software for businesses of all sizes, today announced it has acquired CrowdReason Limited Liability Company, a developer of SaaS-based property tax compliance applications, as well as a related property valuation and advisory services business to help solve property tax compliance challenges.

All 50 U.S. states and the District of Columbia assess property taxes on real property. A total of 38 states and D.C. also impose a business personal property tax on items a company uses to conduct business, including furniture, machinery, supplies, and more. Every jurisdiction’s definition of what property is taxable and how to assess it can differ. CrowdReason’s cloud-based applications help businesses reduce the compliance burden by optimizing the management of the entire property tax life cycle.

CrowdReason’s capabilities will extend Avalara’s capabilities in several key areas:

1.

Document management: CrowdReason’s software manages the complexity of manual tax reporting and simplifies the extraction and management of unstructured tax data. Property tax has unique challenges compared to other types of tax because taxing jurisdictions still rely primarily on paper communications. Most jurisdictions transmit return forms, notices, tax bills, and other correspondence by paper mail or provide for website downloads. Essential data from these paper or electronic images need to be collected, indexed, accurately entered in systems, and tracked. The combination of unstructured data, manual tasks, and paper processes creates an overwhelming burden to tax compliance teams.

2.

Tax content: CrowdReason’s property tax database includes content sourced from more than 20,000 property tax assessors and collectors, including due dates, depreciation tables, mailing addresses, and other information required to manage and pay the appropriate property tax owed.

3.

Property tax returns: CrowdReason offers a simplified and more efficient process to manage ongoing property tax return requirements. Aggregating data from assessments and appeals, customers can manage workflows on time and see insights and trends over time.

“Adding property tax content and software to our global compliance portfolio extends Avalara’s footprint into a large and exciting new tax type. This transaction will increase the opportunity we have to support businesses with more of their compliance requirements,” said Jayme Fishman, EVP of corporate development at Avalara. “Effective management of personal property and real property tax serves businesses of all sizes, especially enterprise companies, and is another step forward in our pursuit to be the global compliance platform for businesses.”

“CrowdReason built its business to help enterprise teams manage complexity and reduce the risk inherent to property tax management. We pride ourselves on best-in-class products, accuracy, and customer service, and we are excited to contribute our expertise to Avalara’s customers,” said Carl Hoemke, CEO of CrowdReason.

The financial terms of the deal were not disclosed. Avalara acquired the assets of CrowdReason, adding technology, content, and expertise to its platform and team. Avalara also acquired the assets of a valuation advisory services business from CorrelationAdvisors LLC as part of the deal.

Acquiring leaders in tax compliance verticals has been core to Avalara’s mission and growth strategy since its founding. Earlier this month, Avalara acquired Track1099, which automates the managing, filing, and delivery of IRS forms, including 1099s, W-9s, and more. With the acquisition of CrowdReason, Avalara furthers its mission of being the leading global compliance automation provider.

Forward-Looking Statements

This press release contains forward-looking statements including, among others, statements about the expected growth opportunities and synergies arising from the acquisition. In some cases you can identify forward-looking statements because they contain words such as “will” or similar expressions and the negatives of those terms.

These forward-looking statements involve risks, uncertainties, and assumptions that could cause actual performance or results to differ materially from those expressed or suggested by the forward-looking statements. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: our ability to successfully integrate CrowdReason and CorrelationAdvisors into our business; our ability to sustain our revenue growth rate, to achieve or maintain profitability, and to effectively manage our anticipated growth; and the risks described in the other filings we make with the Securities and Exchange Commission from time to time, including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent quarterly reports on Form 10-Q, and which should be read in conjunction with our financial results and forward-looking statements. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Avalara

Avalara helps businesses of all sizes get tax compliance right. In partnership with leading ERP, accounting, ecommerce, and other financial management system providers, Avalara delivers cloud-based compliance solutions for various transaction taxes, including sales and use, VAT, GST, excise, communications, lodging, and other indirect tax types. Headquartered in Seattle, Avalara has offices across the U.S. and around the world in Brazil, Europe, and India. More information at avalara.com.

Media Contact

Tommy Morgan

media@avalara.com

540-448-7551

Investor Contact

Jennifer Gianola

jennifer.gianola@avalara.com

650-499-9837

Source: Avalara, Inc.